UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2008

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Aqua America, Inc. ("Aqua") is changing the recordkeeper for the Aqua America, Inc. 401(k) Plan (the "Plan"). In connection with this change, a conversion period will be required to transition accounts and plan records from the existing recordkeepers. At least thirty days prior to this period, called a "blackout period", Aqua sent a notice to participants in the Plan advising them that during the blackout period, they will temporarily be unable to exercise certain rights available under the Plan. During this blackout period, participants will be unable to obtain a loan from the Plan, obtain a distribution from the plan or make any type of investment change to their account, including any investment in Aqua America Common Stock under the Plan. The blackout period is expected to begin on May 19, 2008 and end during the calendar week of June 15, 2008.

On April 24, 2008, Aqua sent a separate blackout trading restriction notice (the "Notice") to its directors and executive officers indicating that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2005 and Regulation BTR, they will be prohibited from purchasing, selling or otherwise acquiring or transferring equity securities of Aqua, directly or indirectly, during the blackout period. A copy of this Notice is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the blackout period by contacting Roy H. Stahl, Chief Administrative Officer, General Counsel and Secretary by telephone at 610-527-8000 or by mail to Roy H. Stahl, Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

April 24, 2008	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of Blackout Period Restrictions dated April 24, 2008